UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2012

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Autobytel Inc.

(Exact name of registrant as specified in its charter)

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Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (949) 225-4500
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modifications to Rights of Securities Holders.

The information contained in Items 5.03 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2012, Autobytel Inc. ("Company") filed a Fourth Certificate of Amendment to the Company's Fifth Amended and Restated Certificate of Incorporation ("Certificate of Amendment") with the Secretary of State of the State of Delaware to effect a 1-for-5 reverse stock split of the Company's issued and outstanding common stock, $0.001 par value per share, on July 11, 2012 ("Reverse Stock Split").  The Certificate of Amendment was approved by the Company's stockholders at the Company's Annual Meeting of Stockholders held on June 21, 2012.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

As a result of the Reverse Stock Split, each five shares of the Company's issued and outstanding common stock was automatically combined and converted into one issued and outstanding share of common stock, par value $0.001 per share.  The Reverse Stock Split affected all issued and outstanding shares of common stock, as well as common stock underlying stock options, warrants and convertible notes outstanding immediately prior to the effectiveness of the Reverse Stock Split.  The Reverse Stock Split reduced the number of outstanding shares of the common stock outstanding prior to the Reverse Stock Split from approximately 44.256 million to approximately 8.851 million.  The number of authorized shares of the common stock was not affected by the Reverse Stock Split.

No fractional shares will be issued in connection with the Reverse Stock Split.  Stockholders who would otherwise hold a fractional share of common stock will receive a cash payment in lieu of such fractional share based on the average per share closing price of the common stock on the NASDAQ Capital Market for the five trading days prior to the effective date of the Reverse Stock Split, which is $0.78.

Stockholders with shares held in book-entry form or through a bank, broker or other nominee are not required to take any action and will see the impact of the Reverse Stock Split reflected in their accounts after July 12, 2012.  Beneficial holders may contact their bank, broker or nominee for more information.  Stockholders with shares held in certificate form are required to exchange their stock certificates for book-entry shares representing the shares of common stock resulting from the Reverse Stock Split.  Shortly after July 12, 2012, registered holders who hold shares in certificate form will receive a Letter of Transmittal and instructions for exchanging their certificates from the Company's exchange agent, Computershare Trust Company, N.A.

On July 12, 2012, the Company issued a press release announcing the effectiveness of the Reverse Stock Split.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01    Other Events.

At the market opening on July 12, 2012, the Company's common stock, $0.001 par value per share, began trading on the NASDAQ Capital Market on a split-adjusted basis.  The Company's common stock will continue to trade under the symbol "ABTL," with 05275N205 as its new CUSIP number.  The Company's common stock continues to be subject to delisting if it fails to satisfy NASDAQ's minimum $1.00 minimum closing bid price requirement prior to September 10, 2012 or fails to maintain compliance with NASDAQ's other continued listing requirements.

On July 12, 2012, the Company issued a press release announcing the effectiveness of the Reverse Stock Split.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

3.1 99.1	Fourth Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation of Autobytel Inc. Press Release dated July 12, 2012

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 12, 2012

Autobytel Inc.

By:	/s/ Glenn E. Fuller
Glenn E. Fuller
Executive Vice President, Chief Legal and Administrative Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Fourth Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation of Autobytel Inc.
99.1	Press Release dated July 12, 2012

5